Exhibit 99.1

TRONOX COMMENCES IMPLEMENTATION OF EXECUTIVE LEADERSHIP TRANSITION PLAN
Tom Casey Retiring as CEO, Will Remain as Chairman of the Board
Peter Johnston Named Interim CEO

STAMFORD, Conn., (May 10, 2017) – Tronox Limited (NYSE:TROX) announced today that Tom Casey will retire from his position as chief executive officer, for health reasons, effective May 15, 2017. Mr. Casey will remain as chairman of the board, where he will support the management transition and oversee the transaction processes for the acquisition of Cristal Chemicals’ titanium dioxide (TiO2) assets, the marketing of the Tronox Alkali business, and related matters. The company has begun the implementation of the executive leadership transition plan, which was previously announced by the company’s board of directors on March 29, 2016.

In accordance with the board’s executive leadership transition plan, Peter Johnston, formerly head of Glencore Corporation's global nickel business and CEO of Minara Resources Limited, will assume the role of interim chief executive officer during the period in which the company identifies a successor to Mr. Casey. Mr. Johnston has been a director of the company since August 1, 2012 and will continue to serve as a director of the company.

The board has retained Korn Ferry to conduct the CEO search and will consider both internal and external candidates.

The Tronox Board of Directors has issued the following statement:
“Tom has informed us of his decision to step down as CEO of Tronox to devote more time and energy to his health. Tom is a remarkable leader who has been at the helm of Tronox since the company’s emergence from receivership in 2011 through the recent announcement of the Cristal acquisition. In the process, Tronox has positioned itself as a world leader in the TiO2 industry. As an executive, and as a person, Tom is admired by the entire Tronox family, and the board fully understands and respects his decision. We have asked him to continue as chairman and we are thankful that he has agreed to do so.”

Mr. Casey issued the following statement:
"Unfortunately, I am spending more time and energy on my health issues. My ability to deliver the commitment that my colleagues, our customers, our shareholders and other stakeholders deserve in the role of CEO of Tronox is no longer reasonable to expect, and so I have decided to retire from that role.

“I am confident that the company is well-situated to move forward through the necessary transition that we will now undertake. The board has had a plan for this transition for some time, and the team is ready to implement it.

“Our TiO2 business is performing extremely well and is in a very strong position – as our first quarter 2017 results demonstrated. We are still at the beginning of a significant, sustained recovery throughout this year and into an even bigger 2018. Our operational excellence initiatives have significantly improved our efficiency and cost basis, our cash generation performance has improved dramatically, our pigment and mineral sands markets are improving globally with pigment production and sales volumes at all-time highs. In fact, we anticipate that our improved performance will accelerate now that the first quarter’s one-time items are behind us and that we will achieve industry-leading profitability.

“Global demand for soda ash is increasing and Chinese supply is both increasing in costs and diminishing in amount through the effects of more vigorous environmental enforcement and reduced domestic capacity. We are producing at 100 percent of available capacity at a structurally advantaged cost and continue to sell everything we make.

"Our TiO2 integration planning effort is fully active and making good progress on identifying concrete steps to accelerate the benefits of our combination with Cristal's TiO2 business. While we have received the expected second request for information from the U.S. Federal Trade Commission under the Hart-Scott-Rodino Act, we have discovered no significant obstacles to our completing this transaction and we are even more confident of the strategic value the transaction will enable. Similarly, our Alkali process is progressing well.

"All of these positive conditions allow me to be confident that the time is right to concentrate my energy on our Cristal, Alkali, and related strategic matters. Our performance is proof that our existing leadership team is deep and strong. I know that with Peter's oversight and my support, Tronox will continue on the positive course we are on today."

Forward Looking Statements
Statements in this release that are not historical are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. These and other risk factors are discussed in the company's filings with the Securities and Exchange Commission (SEC), including those under the heading entitled “Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2016.

Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for our management to predict all risks and uncertainties, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Unless otherwise required by applicable laws, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information or future developments.

About Tronox
Tronox Limited is a global leader in the mining, production and marketing of inorganic minerals and chemicals. The company operates two vertically integrated businesses: Tronox Titanium Dioxide (TiO2) and Tronox Alkali. For more information, visit tronox.com

Media Contact: Bud Grebey
Direct: +1.203.705.3721
Investor Contact: Brennen Arndt
Direct: +1.203.705.3722